1AlTi Global First Quarter 2024 Earnings | May 10, 2024

2AlTi Global Notes and Important Disclosures About AlTi Global AlTi Global is a leading independent global wealth and alternatives manager providing entrepreneurs, multi- generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi Global’s comprehensive offering is underscored by a commitment to impact or values-aligned investing and generating a net positive impact through its business activities. The firm currently manages or advises on approximately $71 billion in combined assets and has an expansive network across three continents. No Offer or Solicitation This Presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of AlTi Global. The information contained herein does not purport to be all-inclusive and none of AlTi Global nor any of its respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. Prospective investors should consult with their own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying solely upon the information contained herein to make any investment decision. The recipient shall not rely upon any statement, representation or warranty made by any other person, firm or corporation in making its investment decision to subscribe for securities of AlTi Global. To the fullest extent permitted by law, in no circumstances will AlTi Global or any of its subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of AlTi Global. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. This Presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in evaluating AlTi Global, Inc. (along with its consolidated subsidiaries, “AlTi Global” or the "Company"). Additional Information and Where to Find It The Company has filed a preliminary proxy statement on Schedule 14A with the SEC and intends to file a definitive proxy statement for the 2024 annual meeting of stockholders (the “definitive proxy statement”) and other relevant materials in connection with the investment transactions described in this presentation and the Company’s solicitation of proxies for use at either the 2024 annual meeting of stockholders of the Company (“stockholders”) or a special meeting of stockholders, or at any adjournment or postponement thereof, to vote in favor of approval of amendments to the Company’s amended and restated certificate of incorporation and the issuance of an amount of shares of Class A Common Stock to Allianz equal to 20% or more of the pre-transactions issued and outstanding shares of Class A Common Stock and Class B Common Stock, taken together and, in the case of the 2024 annual meeting of stockholders, to vote on any other matters that shall be voted upon at the Company’s 2024 annual meeting of stockholders, such as the election of directors. The definitive proxy statement will be mailed to the stockholders of record as of May 1, 2024 (the “record date”). Before making any voting or investment decision with respect to the transactions, investors and stockholders are urged to read the preliminary proxy statement and, when available, definitive proxy statement and the other relevant materials when they become available because they will contain important information about the transactions. The preliminary proxy statement, definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of the Company may obtain free copies of the documents filed with the SEC from https://ir.alti-global.com/financial-information/sec-filings.

3AlTi Global Forward-Looking Statements Some of the statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward- looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this press release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi’s registration statement on Form 10-K filed March 22, 2024, and in the subsequent reports filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Financial Information The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any registration statement that may be filed by AlTi Global. Due to rounding, numbers presented throughout this Presentation may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and AlTi Global’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while AlTi Global believes its internal research is reliable, such research has not been verified by any independent source and none of AlTi Global or any of its affiliates nor any of their respective control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but AlTi Global, will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Use of Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Net Income, Adjusted EBITDA and EBITDA) are not GAAP measures of AlTi Global’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included in the Appendix of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. AlTi Global believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Forward-looking Non-GAAP The Company is not able to reconcile its forward-looking non-GAAP estimates of Adjusted EBITDA margin without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of its control, or cannot be reasonably predicted, which could have a material impact on its future GAAP financial results. Notes and Important Disclosures

4AlTi Global Overview of AlTi

5AlTi Global AlTi at a Glance Delivering transformational ideas that create enduring value Global footprint with presence in 20 major financial centers (1) $71B ~400 Assets Under Advisement (AUM/AUA) Professionals with Diverse Experience & Expertise (1) Committed to Impact Strategies Year Operating History Invested Alongside Clients $2B Note: Information as of March 31, 2024, unless otherwise noted. (1) Adjusted for impact of divestiture of European trust and family office businesses that closed in May, which resulted in the exit of Isle of Man and a headcount reduction of approximately 50 individuals $5B20+

6AlTi Global PRELIMINARY DRAFT – SUBJECT TO REVIEW Unique business model combines UHNW wealth management with targeted expertise in alternatives $15 $17 $20 $22 $20 $17 2019 2020 2021 2022 2023 1Q'24 Scale $17.5B(1) AUM/AUA Recurring revenues 88% In 1Q’24 Alignment with clients $1.1B Invested alongside clients Experienced team 40+ Years Years of operating history across market cycles Comprehensive solutions Uncorrelated strategies and private real estate investment Note: Information as of March 31, 2024, unless otherwise noted. (1) Manager stakes consolidate 100% of AUM/AUA. (2) Top 25 Client Asset composition by geography. Event-driven RE Bridge Lending European L/S Equities Asia Credit Fund strategies by AUM/AUMAUM/AUA, $B $32 $36 $41 $43 $51 $54 2019 2020 2021 2022 2023 1Q'24 Scale $53.5B AUM/AUA Recurring revenues 99% In 1Q’24 High client retention 97% Client retention since 2020 Long-tenured clients ~8 Years average client tenure Net positive Impact firm $4.6B Invested in Impact strategies AUM/AUA by Geography(2) U.S. 65% Non-U.S. 35% AUM/AUA, $B Wealth Management Strategic Alternatives

7AlTi Global $2.1 $3.5 $5.5 2014 2019 2024P GenX and Millennials Foundations, Charities, and Endowments $84T Baby Boomers & Older Generational Wealth Transfer(1) U.S. Wealth Transfer (2021-2045P) Shifting To Independence(1) U.S. Independent Advisor AUM/AUA (2014-2024P)(3) $84 trillion wealth transfer creates opportunities for firms that deliver impact, innovation & engagement to clients Wealth clients seek advice that is independent, customized, aligned & integrated $4.6 $6.3 $7.2 $8.5 $10.1 $13.3 $23.2 2011 2013 2015 2017 2019 2021 2026P Private equity Private debt Hedge funds Real estate Infrastructure Natural resources Global Demand for Alternatives(2) Alternative AUM/AUA Growth and Forecast (2011-2026P) ($ in Trillions) (1) Source: Cerulli Associates. (2) Source: Preqin. (3) Includes independent registered advisors, hybrid registered advisors and multi-family offices. ($ in Trillions) AlTi’s growth is powered by three strong secular tailwinds

8AlTi Global Investment thesis Attractive business lines across Wealth Management and Strategic Alternatives with complementary growth drivers Comprehensive platform approach Growing global footprint Identified pipeline of inorganic growth opportunities Destination of choice for UHNW wealth managers Recurring and diversified revenue World-class leadership Strong capital structure Substantial, expanding addressable market Offices in leading financial centers, on three continents, with plans to expand into other attractive international markets Proven track record of executing accretive acquisitions in the Wealth Management and Strategic Alternatives sectors As an independent, global platform with long-tenured clients and an extensive suite of services, AlTi is the optimal partner for firms seeking consolidation Foundation of stable and predictable revenues, with multiple growth vectors Decades of experience in global financial services bolstered by partnerships with Allianz X and CWC Strengthened balance sheet with ample capital to execute organic and inorganic growth plan Powered by multi- decadal trajectories in Wealth Management and Strategic Alternatives

9AlTi Global First Quarter Highlights

First quarter 2024 highlights

Financial[1]	• Revenues of $50.8 million • 96% of Total Revenues are recurring • GAAP Net Income of $22 million, Adjusted Net Income of $0.2 million • Adjusted EBITDA of $6.8 million

Key Performance Metrics

Wealth Management	Strategic Alternatives
• $53.5 billion of AUM/AUA, increased 17% YoY and 5% QoQ	• $17.5 billion of AUM/AUA, decreased 17% YoY and 14% QoQ largely related to the sale of LXi, which removed $2 billion in assets

Corporate

- Completed the acquisition of East End Advisors, a NY- based MFO with ~$6 billion in AUM
- Received $115 million investment from Constellation Wealth Capital, remaining $35 million expected to close in May
- Completed the sale of LXi REIT advisors
- Announced the purchase of Envoi, a Minneapolis-based MFO with ~$3 billion in AUM in May
- Completed our acquisition of the remaining 50% stake in UK-based Pointwise in May
- Completed the sale of the European trust and private office services businesses, previously held for sale assets, in May

(1) Adjusted EBITDA and Adjusted Net Income are non-GAAP measures. See reconciliations of non-GAAP measures and definitions in the Appendix.

AlTi Global
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First Quarter 2024

Select Financial and Operating Metrics

- **Revenue** of $51M decreased 12% YoY due primarily to lower distributions from investments. Management fees were essentially flat and 96% of total revenues in the quarter were from recurring fees.
- **Total Operating Expenses** of $65M decreased 35% YoY demonstrating the progress we achieved in executing our cost saving initiatives. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $45M, an $8M decrease from the comparable period in 2023. Excluding incentive compensation, cash compensation costs decreased $6M, or 20% from the prior year period.
- **Other Income** of $37M due primarily from positive mark-to-market from certain items accounted at fair value, including earn-out liabilities and the tax receivable agreement.
- **Adjusted EBITDA** of $7M decreased YoY, driven primarily by lower distributions from investments compared to the comparable period in 2023.
- **Adjusted Net Income** was $0.2M.
- **AUM/AUA** of $71B, composed of Wealth Management $54B and Strategic Alternatives $17B.

($ in Millions)	1Q'24	1Q'23	4Q'23[2]
Revenue	**$50.8**	**$58.0**	**$91.7**
Mgmt./Advisory Fees	46.2	46.5	45.9
Incentive Fees	0.2	0.6	41.4
Distributions from Investments[1]	4.2	10.0	2.4
Other Income/Fees	0.3	1.0	2.1
Total Operating Expenses	**$65.5**	**$101.5**	**$111.5**
Operating Income (Loss)	(14.7)	(43.4)	(19.8)
Other Income (Loss)	36.8	(42.2)	(57.4)
GAAP Net Income (Loss)	**$21.7**	**$(90.3)**	**$(79.3)**
Adjusted Net Income	**$0.2**	**$2.5**	**$(1.9)**
Adjusted EBITDA	**$6.8**	**$10.8**	**$9.5**
Adjusted EBITDA Margin	13%	19%	10%
AUM/AUA ($B)	**$71.0**	**$53.0**	**$71.4**

(1) Includes $2.7M and $2.4M in management fees from External Strategic Managers in Q1 2024 and Q1 2023, respectively.
(2) Q4 2023 results throughout this presentation reflect immaterial changes to the previously reported figures.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

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12AlTi Global Segment Highlights

13AlTi Global • Revenue of $37M increased 17% YoY, consistent with AUM/AUA growth in the period. 99% of revenues in Q1 2024 were from recurring fees. • Total Operating Expenses of $43M decreased $12M, or 22%, over the comparable period in 2023. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $31M, $2M higher than the same quarter in the prior year primarily driven by organizational growth. • Adjusted EBITDA of $7M increased 60% YoY, driven by the strong revenue growth in the period. • AUM/AUA of $54B increased 17% over the comparable quarter of 2023 resulting from robust market performance and the Singapore and Lugano MFO acquisitions closed in 2023. Wealth Management Select Financial and Operating Metrics Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Millions) 1Q’24 1Q’23 4Q’23 Revenue $36.8 $31.5 $37.5 Mgmt./Advisory Fees 36.6 31.5 35.7 Incentive Fees 0.0 0.0 1.7 Other Income/Fees 0.2 0.0 0.1 Total Operating Expenses $43.0 $55.1 $57.7 Operating Income (Loss) (6.2) (23.6) (20.1) Adjusted EBITDA $6.7 $4.2 $(6.6) Adjusted EBITDA Margin 18% 13% NM AUM/AUA ($B) $53.5 $45.6 51.0

14AlTi Global ($ in Millions) 1Q’24 4Q’23 1Q'23 Beginning Balance: $51,036 $48,475 $42,541 Change 2,464 2,561 3,082 AUA at Period End $53,500 $51,036 $45,623 Average AUA $52,268 $49,756 $44,082 ($ in Millions) 1Q’24 4Q’23 1Q'23 Beginning Balance: $34,525 $32,928 $27,961 New Clients, Net (198) (241) 1,121 Cash Flow, Net (37) (71) 624 Market Performance, net 1,583 2,090 702 Acquisitions/Divestments - (180) - Assets Subject to Change in Billing Methodology (415) - - AUM at Period End $35,458 $34,525 $30,408 Average AUM $34,992 $33,726 $29,185 Wealth Management Operating Metrics – AUM/AUA Assets Under Management (AUM)Assets Under Advisement (AUA) See definitions in the Appendix. Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. Wealth Management AUM: $35.5 billion AUA: $53.5 billion

Wealth Management

Accretive acquisitions that densify and expand presence in key domestic markets

Wealth Management

Announced acquisitions of two multi-family offices

East End Advisors

- New York-based independent advisory firm with ~$6B AUM
- Acquired 100% of the company in April 2024
- Deepens presence in key U.S. markets (New York and Palm Beach)
- Enhances Outsourced Chief Investment Officer (OCIO) capabilities
- Completed in April 2024

Envoi

- Minneapolis-based UHNW wealth manager with ~$3B AUM
- Agreed to acquire 100% of the company in May 2024
- Expands operations to the Midwest region of the U.S., fortifying ALTI's domestic footprint
- Expected to close on July 1, 2024



Seattle
Portland
Aspen
Minneapolis
New York
Wilmington, DE
San Francisco
Washington, DC
Dallas
Palm Beach
Miami
Key
Existing Presence
New Presence
Expanded Presence

Information as of March 31, 2024, unless otherwise noted.

AlTi Global

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Strategic Alternatives

Select Financial and Operating Metrics

- **Revenue** of $14M decreased $13M largely driven by reduced distributions from investments and lower assets compared to the comparable period in 2023. In addition, the prior year included approximately $2M in management fees related to a public real estate fund which was deconsolidated from our results starting in the third quarter of 2023. Recurring revenues in Q1 2024 were 88%.
- **Total Operating Expenses** of $22M decreased by $24M, or 52%. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses were $15M, a $10M decrease from the comparable period in 2023 reflecting the significant impact of our streamlining and cost saving initiatives.
- **Adjusted EBITDA** decreased to $0.1M reflecting the reduction in revenues.
- **AUM/AUA** of $17B decreased 17% largely related to the sale of LXi, which removed $2 billion in assets, and the repositioning of the real estate business which resulted in decreased assets as we exited or restructured certain deals.

($ in Millions)	1Q'24	1Q'23	4Q'23
Revenue	**$14.0**	**$26.5**	**$54.2**
Mgmt./Advisory Fees	9.6	15.0	10.1
Incentive Fees	0.2	0.6	39.8
Distribution from Investments(1)	4.2	10.0	2.4
Other Income/Fees	0.1	0.9	1.9
Total Operating Expenses	**$22.4**	**$46.3**	**$53.8**
Operating Income (Loss)	(8.5)	(19.8)	0.3
Adjusted EBITDA	**$0.1**	**$6.6**	**$16.1**
Adjusted EBITDA Margin	0.5%	25%	28%
AUM/AUA ($B)	**$17.5**	**$21.1**	**$20.4**

(1) Includes $2.7M and $2.4M in management fees from External Strategic Managers in Q1 2024 and Q1 2023, respectively.
(2) Amounts presented for prior periods have been adjusted as needed to conform with current period presentation.
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

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17AlTi Global ($ in Millions) January 1, 2024 Gross Appreciation New Investments Subscriptions Redemptions Distributions March 31, 2024 Average AUM/AUA Event-driven $2,382 $(5) - $83 ($201) ($6) $2,253 $2,318 External Strategic Managers: Real Estate Bridge Lending (2) 2,194 (57) - - - 6 2,143 2,169 European Long Short Equities 1,676 26 - 14 (26) (6) 1,684 1,680 Asian Credit and Special Situations 1,388 90 - 15 (57) (17) 1,419 1,404 External Strategic Managers 5,258 59 - 29 (83) (17) 5,246 5,253 Total AUM/AUA $7,640 $54 - $112 ($284) ($23) $7,499 $7,571 ($ in Millions) 1Q’24 4Q’23 1Q’23 Beginning Balance: $12,720 $11,989 $14,130 Change (2,747) 742 (1,308) AUM/AUA at quarter end (1) $9,973 $12,720 $12,822 Average AUM/AUA $11,347 $12,167 $13,476 Strategic Alternatives Operating Metrics – AUM/AUA Strategic Alternatives AUM: $2.6 billion AUA: $17.5 billion See definitions in the Appendix. (1) AUA is reported with a one-quarter lag for HLIF as management fees are billed on that basis. (2) The fair value of this investment is reported on a one-month lag. Real Estate - Public & Private Funds Alternatives Platform

18AlTi Global Strategic Alternatives Operating Metrics – Fund Performance ($ in Millions) 1Q’24 4Q’23 3Q’23 2Q’23 1Q’23 Event-driven (0.26%) 5.40% 4.95% (0.35%) 0.25% External Strategic Managers: Real Estate Bridge Lending 0.40% 0.34% 1.24% 0.75% 0.67% European Long Short Equities 1.64% (0.11%) 0.07% (1.60%) 2.31% Asian Credit and Special Situations 5.37% 3.20% (0.01%) (0.74%) 2.28% Alternatives Platform Fund Performance(1) (1) Past performance does not guarantee or indicate future results. The historical net performance presented above are unaudited. Please refer to Appendix for additional information.

19AlTi Global Appendix

20AlTi Global Consolidated Income Statement ($ in Thousands, except share data) 1Q’24 1Q’23 Revenue Unaudited Unaudited Management/advisory fees $ 46,224 $ 46,470 Incentive fees 163 577 Distributions from investments 4,170 10,030 Other income/fees 255 970 Total income 50,812 58,047 Operating Expenses Compensation and employee benefits 39,557 63,172 Systems, technology and telephone 4,314 3,828 Sales, distribution and marketing 765 526 Occupancy costs 3,477 3,180 Professional fees 11,370 22,884 Travel and entertainment 1,411 1,946 Depreciation and amortization 2,567 4,517 General, administrative and other 2,019 1,432 Total operating expenses 65,480 101,485 Total operating income (loss) (14,668) (43,438) Other Income (Expenses) Gain (loss) on investments (3,661) 3,068 Gain (loss) on TRA 5,933 81 Gain (loss) on warrant liability (340) (12,942) Gain (loss) on earn-out liability 39,454 (29,206) Interest expense (4,840) (3,261) Interest income 260 - Other income (expense) 30 58 Income (loss) before taxes 22,108 (85,640) Income tax (expense) benefit (363) (4,650) Net income (loss) 21,745 (90,290) Net loss (income) attributed to non-controlling interests in subsidiaries (7,604) (21,550) Net income (loss) attributable to AlTi Global, Inc. $ 29,349 $ (68,740) Net Income (Loss) Per Share Basic $ 0.38 $ (1.19) Diluted $ 0.18 $ (1.19) Weighted Average Shares of Class A Common Stock Outstanding Basic 66,718,427 57,546,811 Diluted 120,561,316 57,546,811 Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

21AlTi Global Consolidated Balance Sheet Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Thousands, except share data) As of March 31, 2024 As of December 31, 2023 Assets Unaudited Audited Cash and cash equivalents 134,237 15,348 Fees receivable, net 35,087 70,421 Investments at fair value 160,469 165,894 Equity method investments 12,137 14,194 Intangible assets, net of accumulated amortization 432,247 435,677 Goodwill 408,209 411,634 Operating lease right-of-use assets 48,851 48,313 Other assets 53,740 48,182 Contingent consideration receivable 1,931 - Assets held for sale 13,030 56,634 Total assets $ 1,299,938 $ 1,266,297 Liabilities Accounts payable and accrued expenses $ 31,930 $ 37,156 Accrued compensation and profit sharing 36,016 61,768 Accrued member distributions payable 4,618 7,271 Warrant liabilities, at fair value 2,820 - Earn-out liability, at fair value 23,920 63,444 Derivative liability 11,340 - TRA liability 24,933 17,607 Delayed share purchase agreement - 1,818 Earn-in consideration payable 1,711 1,830 Operating lease liabilities 57,476 56,123 Debt, net of unamortized deferred financing cost 183,663 186,353 Deferred tax liability, net 7,785 14,109 Deferred income 48 66 Other liabilities 23,208 22,467 Liabilities held for sale 3,467 13,792 Total liabilities $ 401,595 $ 483,804 Commitments and contingencies Series C Redeemable Cumulative Preferred stock, $0.0001 par value 115,093 - Shareholders' Equity Class A common stock, $0.01 par value 7 7 Class B common stock, $0.01 par value - - Additional paid-in capital 553,717 536,509 Retained earnings (accumulated deficit) (164,178) (193,529) Accumulated other comprehensive income (loss) 6,299 9,155 Total AlTi Global, Inc. shareholders' equity 510,938 352,144 Non-controlling interest in subsidiaries 387,405 430,349 Total shareholders' equity 898,343 782,493 Total liabilities and shareholders' equity $ 1,299,938 $ 1,266,297

Non-GAAP Reconciliation Q1 2024

	1Q'24		
($ in Thousands)	Strategic Alternatives Segment	Wealth Management Segment	Total AITi
Net income (loss) before taxes	$7,721	$ 14,388	$ 22,108
Stock based compensation [1]	1,222	5,268	6,490
Stock compensation- Legacy [2]	(39)	(38)	(77)
Transaction expenses [3]	4,620	4,223	8,843
Changes in fair value of warrant liability [4]	170	170	340
Changes in fair value of gains/loses on investments [5]	103	(2,978)	(2,875)
Change in fair value of earn-out liability [6]	(19,760)	(19,694)	(39,454)
Organization streamlining cost [7]	1,810	734	2,544
Impairment (non-cash) [8]	60	-	60
(Gains)/Losses on EMI/Carried Interest (non-cash) [9]	393	-	393
EMI Adjustment (Interest, Depreciation, Taxes & Amortization) [10]	1,039	-	1,039
Adjusted income (loss) before taxes	(2,662)	2,073	(589)
Adjusted income tax expense	922	(144)	778
Adjusted Net Income (Loss)	(1,740)	1,929	189
Interest expense, net	2,378	2,462	4,840
Net income tax adjustments	328	35	363
Adjusted income tax expense less income tax expense	(1,250)	109	(1,141)
Depreciation and amortization	352	2,215	2,567
Adjusted EBITDA	$ 68	$ 6,750	$ 6,818

1) Add-back of non-cash expense related to awards of Class A Common stock (approved post-transaction).
2) Add-back of non-cash expense related to awards of Class A Common stock (approved post-transaction).
3) Add-back of transaction expenses related to the Business Combination, and subsequent business combinations/divestitures including professional fees.
4) Represents the change in fair value of the warrant liability.
5) Represents the change in unrealized gains/losses related primarily to investments held at fair value and the TRA liability.
6) Represents the change in fair value of the earn-out liability.
7) Represents cost to implement organization change to derive cost synergy.
8) Represents impairment of carried interest/equity method investments.
9) Represents the amortization of the step-up in equity method investments.
10) Represents reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

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Non-GAAP Reconciliation Q1 2023

($ in Thousands)	1Q'23 Strategic Alternatives Segment	1Q'23 Wealth Management Segment	1Q'23 Total AlTi
Adjusted Net Income and Adjusted EBITDA			
Net income before taxes	$ (38,540)	$ (47,100)	$ (85,640)
Stock based compensation [1]	198	5,640	5,838
Stock based compensation - Legacy [2]	13,148	11,549	24,697
Transaction expenses [3]	9,218	8,555	17,773
Change in fair value of warrant liability [4]	6,471	6,471	12,942
Changes in fair value of (gains)/ losses on investments [5]	(3,347)	521	(2,826)
Change in fair value of earn-out liability [6]	14,603	14,603	29,206
Organization streamlining cost [7]	385	682	1,067
Adjusted income before taxes	2,136	921	3,057
Adjusted income tax expense	(407)	(170)	(577)
Adjusted Net Income	1,729	751	2,480
Interest expense, net	1,753	1,508	3,261
Income tax expense	2,325	2,325	4,650
Adjusted income tax expense less income tax expense	(1,918)	(2,155)	(4,073)
Depreciation and amortization	2,739	1,778	4,517
Adjusted EBITDA	$ 6,628	$ 4,207	$ 10,835

1) Add-back of non-cash expense related to awards of Class A Common stock (approved post-transaction).
2) Add-back of non-cash expense related to awards of Class A Common stock (approved post-transaction).
3) Add-back of transaction expenses related to the Business Combination, including professional fees.
4) Represents the change in fair value of the warrant liability.
5) Represents the change in unrealized gains/losses related primarily to the interest rate swap.
6) Represents the change in fair value of the earn-out liability.
7) Represents cost to implement organization change to derive cost synergy.

AlTi Global

23

Non-GAAP Reconciliation Q4 2023

($ in Thousands)	4Q'23 [9]					
	Strategic Alternatives Segment		Wealth Management Segment		Total AITi	
Net income (loss) before taxes	$	(45,887)	$	(31,364)	$	(77,252)
Stock based compensation [1]		1,077		8,640		9,718
Transaction expenses [2]		2,927		3,322		6,249
Change in fair value of gains/(losses) on investments [3]		(1,605)		(2,502)		(4,107)
Change in fair value of earn-out liability [4]		8,416		6,671		15,086
Organization streamlining cost [5]		3,317		2,079		5,396
Impairment (non-cash) [6]		41,061		-		41,061
(Gains)/Losses on EMI/Carried Interest (non-cash) [7]		2,601		183		2,784
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) [8]		780		381		1,160
Adjusted income (loss) before taxes		12,687		(12,590)		97
Adjusted income tax benefit (expense)		7,915		(9,959)		(2,044)
Adjusted Net Income (Loss)		20,602		(22,549)		(1,947)
Interest expense, net		1,128		3,073		4,201
Income tax (benefit) expense		(7,915)		9,959		2,044
Depreciation and amortization		2,250		2,941		5,191
Adjusted EBITDA	$	16,065	$	(6,576)	$	9,489

1) Add-back of non-cash expense related to awards of AITi stock (approved post-transaction).
2) Add-back of transaction expenses related to the Business Combination, including professional fees.
3) Represents the change in unrealized gains/losses related primarily to investments held at fair value.
4) Represents the change in fair value of the earn-out liability.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

5) Represents cost to implement organization change to derive cost synergy.
6) Represents impairment of equity method investments, carried interest and other receivables balances.
7) Represents the amortization related to the step-up in equity method investments.
8) Represents reported EMI adjustments for the Company's equity method investments.
9) Q4 2023 results reflect immaterial changes to the previously reported figures.

AITi Global

24

25AlTi Global Glossary Assets Under Management and Assets Under Advisement. For financial presentation purposes, total assets under management and assets under advisement (“AUM/AUA”) of AlTi Global is calculated as set forth below: AUM/AUA includes billable and non-billable assets. Billable assets represent the portion of assets on which we charges fees, including under co-investment arrangements. For the purpose of calculating co-investment assets, we include the gross asset value of all assets managed or supervised by operating partner subsidiaries, affiliates and joint ventures in which we hold either a majority or minority stake. Non-billable assets are exempt of fees. They consist of assets such as cash and cash equivalents, real estate, investment consulting assets and other designated assets. Our AUM/AUA also includes the assets under management of each of our External Strategic Managers. External Strategic Managers are those managers in which the we have made an external investment, and the strategies of these managers include Real Estate Bridge Lending, European Long/Short Equity and Asian Credit and Special Situations. Unless otherwise defined, AUM refers to assets on which a business provides continuous and regular billable supervisory or management services. As noted, our AUM/AUA includes the AUM of our external strategic managers as we believe including such AUM presents a more accurate depiction of the respective businesses. However, the AUM of the external strategic managers should not be viewed as part our AUM for regulatory and/or statutory purposes under the U.S. Investment Advisers Act of 1940, as amended. Adjusted EBITDA. We use Adjusted EBITDA as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with US GAAP. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income (loss). Adjusted EBITDA represents adjusted net income plus (a) interest expense, net, (b) income tax expense, (c) adjusted income tax expense less income tax expense, and (d) depreciation and amortization expense. Adjusted Net Income. We use Adjusted Net Income as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with U.S. GAAP. Adjusted Net Income represents net income (loss) before taxes plus (a) equity-settled share-based payments, (b) transaction-related costs, including professional fees, (c) impairment of equity method investments, (d) change in fair value of investment or other financial instruments, (e) onetime bonuses recorded in the statement of operations, (f) compensation expense related to the earn-in of certain variable interest entities, and (g) adjusted income tax expense. Billable Assets. Represents the portion of our AUM/AUA on which we charge fees. MFO. Multi-family office Mgmt./Advisory Fees. Mgmt./Advisory fees represent fees recurring in nature, primarily management fees. Impact Investing. Investment practices seeking to generate various levels of financial performance together with the generation of positive measurable environmental and social impacts. Recurring revenues. Management/Advisory fees plus the management fee portion of distribution from investments. UHNW. Ultra High Net Worth individuals are people with a net worth of at least $30 million.

26AlTi Global Footnotes Past performance does not guarantee or indicate future results. The historical net performance presented above are provided from inception of each fund through March 31, 2024 and are unaudited. The returns for the Event driven strategy reflect the deduction of the actual management fees (represents the actual management fees paid by investors for such month which may be lower than the stated management fee) and stated performance fees and expenses at the specified times but do not include the deduction of any applicable taxes and include the reinvestment of all dividends and other earnings with respect to the fund’s assets. The returns for Real Estate Bridge Lending strategy are based on returns for the flagship Real Estate Bridge Lending Strategy fund provided to TIG by an external strategic manager. Returns were provided net of all fees charged to the flagship fund in this strategy, but did not take into account taxes, change in unit values, third-party expenses, or redemption charges. The returns for European Long Short Equities are based on returns for European Equities’ benchmark portfolio. Returns for European Equities provided were net of management and incentive fees, expenses, and applicable taxes. The returns for Asia Credit and Special Situations are based on returns for the flagship Asia Credit and Special Situations fund provided to the TIG Entities by our External Strategic Manager. Returns for Asia Credit and Special Situations provided were net of management and incentive fees, expenses, and applicable taxes. Each of the managers managed strategies and/or funds over the relevant periods that are not included in the investment performance information above because they are not the primary strategy and/or fund of the manager. If the performance of the omitted strategies and funds were included, the investment performance shown may be lower. An investor may be subject to different taxation depending on the jurisdiction of the investor or relevant manager. The MSCI and HFRI performance information is included to show relative market performance for the periods indicated and not as a standard of comparison. Each of HFRI and MSCI differs in numerous respects from the portfolio composition of any fund comprising the investment returns presented. The indices are not included to imply that any fund is comparable to an index in composition or element of risk. Returns for the MSCI are gross of dividend reinvestment. No representation is made hereby with respect to the accuracy or completeness of the index data. A description of the strategies is provided below: Event-driven: The Event-driven strategy is based in New York. This strategy, which has $2.2 billion of AUM as of March 31, 2024, focuses on 0-to-30-day events within the merger process. The investment team employs deep research on each situation in the portfolio with a focus on complex, hostile, up-for-sale situations where our primary research work can drive uncorrelated alpha. The research and investment process is focused on hard catalyst events and is not dependent on deal flow. Real Estate Bridge Lending : The Real Estate Bridge Lending strategy is managed by an external manager based in Toronto and focuses on complex construction, term, and pre-development bridge loans throughout North America. The strategy has $2.1 billion AUM as of March 31, 2024. The strategy’s diversified portfolio primarily consists of first lien mortgages with little to no structural leverage. The team places an emphasis on risk management via rigorous underwriting consisting of borrower analysis, vetting, and extensive monitoring across all major real estate asset classes. European Long Short Equities: The European Long Short Equities strategy is managed by an external manager based in London. The strategy has $1.6 billion AUM as of March 31, 2024, and trades the portfolio actively and absolute return-oriented with a focus on financials, cyclicals, and mining and minerals. The strategy is market agnostic and runs with a variable net exposure, equally comfortable net long or net short. Asia Credit and Special Situations: The Asia Credit and Special Situations strategy is managed by an external manager based in Hong Kong. The strategy has $1.7 billion AUM as of March 31, 2024, and includes performing, stressed, and distressed bonds and loans throughout the Asia Pacific region. The manager strives to capitalize on what It believes is an under-researched and inefficient market with limited competition and attractive levels of stressed and distressed activity.

27AlTi Global Thank You